SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2015

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey	07974
(Address of Principal Executive Office)	(Zip Code)

(908) 277-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On October 13, 2015, the Board of Directors of C. R. Bard, Inc. (the “Company”) elected Robert M. Davis as a director. Mr. Davis is currently the Executive Vice President and Chief Financial Officer of Merck & Co., Inc. (“Merck”), a global health care company. Mr. Davis has served as Executive Vice President and Chief Financial Officer of Merck since April 2014. Prior to that, Mr. Davis served as Corporate Vice President and President of Baxter Renal Division from June 2010 to October 2010 and Corporate Vice President and President of Baxter Medical Products from October 2010 to April 2014, having been Corporate Vice President and Chief Financial Officer of Baxter Healthcare from May 2006 to June 2010, and Treasurer of Baxter Healthcare from November 2004 to May 2006. He also served as Director of Corporate Financial Planning of Eli Lilly and Company from 2002 to 2004, and as Assistant Treasurer and various financial positions at Eli Lilly and Company from 1990 to 2002. Mr. Davis will serve on the Audit, Finance and Science & Technology Committees of the Board of Directors of the Company.

Mr. Davis will participate on the same basis as all other non-employee directors in the Company’s 2005 Directors’ Stock Award Plan and Stock Equivalent Plan for Outside Directors, each as amended and restated, and may defer all or a portion of his cash fees under the Company’s Deferred Compensation Contract, Deferral of Director’s Fees. These plans and compensation arrangements are described in more detail under the heading “Director Compensation” in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 13, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.
(Registrant)

Date: October 14, 2015	By:	/s/ Richard C. Rosenzweig
	Name:	Richard C. Rosenzweig
	Title:	Vice President, Law and Assistant Secretary